Exhibit 8

Scailex Corporation Ltd.
Tel Aviv, Israel
52-003180-8
The Scailex Group of Companies
as at December 31, 2007
77.1%
Petroleum Capital Holdings Ltd.
Israel
Scailex Vision Ltd.
Israel
15.76%
Oil refineries Ltd.
Israel
Cshell 201
(formerly Tech INK, SA)
(in liquidation)
SVA disbursement
LLC
(USA)
Kovacs 183
SA
(in liquidation)
Kovacs 319
SA
(in liquidation)
Scailex Vision
International Ltd.
Israel
15
Jemtex Ink Jet Printing Ltd.
Israel
14.9
RealTimeImage Ltd.
Israel
13.2
Dor Ventures Israel Ltd.
Israel